(Multicurrency - Cross Border)
ISDA®
International Swaps and Derivatives Association, Inc.

MASTER AGREEMENT

dated as of April 18, 2007

THE BANK OF NEW YORK (“Party A”)
U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-A SUPPLEMENTAL INTEREST TRUST
(“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

I.    Interpretation

A.    Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

B.    Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

C.    Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

II.    Obligations

A.    General Conditions.

1.    Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

2.    Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

3.    Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

B.    Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

C.    Netting. If on any date amounts would otherwise be payable:—

1.    in the same currency; and

2.    in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

D.    Deduction or Withholding for Tax.

1.    Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

a.    promptly notify the other party (“Y”) of such requirement;

b.    pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

c.    promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

d.    if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

i.    the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

ii.    the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

2.    Liability. If:—

a.    X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

b.    X does not so deduct or withhold; and

c.    a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

E.    Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

III.    Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

A.    Basic Representations.

1.    Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

2.    Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

3.    No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

4.    Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

5.    Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

B.    Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

C.    Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

D.    Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

E.    Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

F.    Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

IV.    Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

A.    Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

1.    any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

2.    any other documents specified in the Schedule or any Confirmation; and

3.    upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

B.    Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

C.    Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

D.    Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

E.    Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

V.    Events of Default and Termination Events

A.    Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

1.    Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

2.    Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

3.     Credit Support Default.

a.    Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

b.    the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

c.    the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

4.    Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

5.    Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

6.    Cross Default. If “Cross Default” is specified in the Schedule as applying to, the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

7.    Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

a.     is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

8.    Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer.—

a.    the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

b.    the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

B.    Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

1.    Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

a.    to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

b.    to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

2.    Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

3.    Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

4.    Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

5.    Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

C.    Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

VI.    Early Termination

A.    Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

B.    Right to Terminate Following Termination Event.

1.    Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

2.    Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

3.     Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

4.    Right to Terminate. If:—

a.    a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

b.    an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

C.    Effect of Designation.

1.    If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

2.    Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

D.    Calculations.

1.    Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

2.    Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

E.    Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

1.    Events of Default. If the Early Termination Date results from an Event of Default:—

a.    First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

b.    First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

c.    Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

d.    Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

2.    Termination Events. If the Early Termination Date results from a Termination Event:—

a.    One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

b.    Two Affected Parties. If there are two Affected Parties:—

if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

3.    Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

4.    Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

VII.   Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

A.    a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

B.    a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

VIII.    Contractual Currency

A.    Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

B.    Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

C.    Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

D.    Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

IX.    Miscellaneous

A.    Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

B.    Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

C.    Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

D.    Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

E.    Counterparts and Confirmations.

1.    This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

2.    The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

F.    No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

G.    Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

X.    Offices; Multibranch Parties

A.    If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

B.    Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

C.    If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

XI.   Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

XII.    Notices

A.    Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

1.    if in writing and delivered in person or by courier, on the date it is delivered;

2.    if sent by telex, on the date the recipient’s answerback is received;

3.    if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

4.    if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

5.    if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

B.    Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

Dated: April 18, 2007

Rate Swap Transaction
Re: BNY Reference No. 39191

Ladies and Gentlemen:

The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the rate Swap Transaction entered into on the Trade Date specified below (the “Transaction”) between The Bank of New York (“BNY”), a trust company duly organized and existing under the laws of the State of New York, and U.S. Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee for the Bayview Financial Mortgage Pass-Through Trust 2007-A Supplemental Interest Trust (in such capacity, the “Supplemental Interest Trust Trustee” or the “Counterparty”), under the Pooling and Servicing Agreement, dated as of April 1, 2007, among Bayview Financial, L.P., as Sponser, Bayview Financial Securities Company, LLC,, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and U.S. Bank National Association, as Trustee (the “Pooling and Servicing Agreement”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1. Form of Agreement. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). Any reference to a “Swap Transaction” in the Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement, and any reference to a “Transaction” in this Agreement is deemed to be a reference to a “Swap Transaction” for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the “ISDA Form Master Agreement”). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the “Master Agreement”), shall be deemed to have been executed by you and us on the date we entered into the Transaction. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

2. Certain Terms. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Swap
Notional Amount:	USD 100,000,000
Trade Date:	April 10, 2007
Effective Date:	April 18, 2007
Termination Date:	April 28, 2011, subject to adjustment in accordance with the Following Business Day Convention

FIXED AMOUNTS
Fixed Rate Payer:	Counterparty
Fixed Rate:	4.9965%

Fixed Rate Day Count Fraction:	30/360
Fixed Rate Payer Period End Dates:	The 28th day of each month, beginning on May 28, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Fixed Rate Payer Payment Dates:	Early Payment shall be applicable. The Fixed Rate Payer Payment Date shall be one (1) Business Day preceding each Fixed Rate Payer Period End Date.

FLOATING AMOUNTS
Floating Rate Payer:	BNY
Floating Rate Day Count Fraction:	Actual/360
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	One month
Spread:	Inapplicable
Floating Rate Payer Period End Dates:	The 28th day of each month, beginning on May 28, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one (1) Business Day preceding each Floating Rate Payer Period End Date.
Reset Dates:	The first day of each Calculation Period
Compounding:	Inapplicable
Business Days:	New York
Additional Payment:	Counterparty shall pay USD 13,000.00 to BNY for value April 18, 2007.

3. Additional Provisions:

Reliance. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

4. Provisions Deemed Incorporated in a Schedule to the Master Agreement:

Part 1. Termination Provisions.

(a) "Specified Entity" in relation to BNY or the Counterparty shall mean: none.

(b) “Specified Transaction” will have the meaning specified in Section 14.

(c) Applicability. The following provisions apply or do not apply to the parties as specified below:

(i) Section 5(a)(i) (Failure to Pay or Deliver):

(A) will apply to BNY; and

(B) will apply to the Counterparty.

(ii) Section 5(a)(ii) (Breach of Agreement):

(A) will apply to BNY; and

(B) will not apply to the Counterparty.

(iii) Section 5(a)(iii) (Credit Support Default):

(A) will apply to BNY; and

(B) will not apply to the Counterparty.

(iv) Section 5(a)(iv) (Misrepresentation):

(A) will apply to BNY; and

(B) will not apply to the Counterparty.

(v) Section 5(a)(v) (Default under Specified Transaction):

(A) will not apply to BNY;

(B) will not apply to the Counterparty.

(vi) Section 5(a)(vi) (Cross Default):

(A) will apply to BNY; and

(B) will not apply to the Counterparty.

For the purposes of Section 5(a)(vi):

“Specified Indebtedness” will have the meaning specified in Section 14, except that it shall not include indebtedness in respect of deposits received.

“Threshold Amount” means, 3% of consolidated shareholders equity of BNY and its subsidiaries determined in accordance with generally accepted accounting principles of the United States consistently applied as of the last day of the fiscal quarter ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi).

(vii) Section 5(a)(vii) (Bankruptcy):

(A) will apply to BNY; and

(B) will not apply to the Counterparty with respect to subclauses (2), (4) (but only if the proceeding or petition is instituted or presented by BNY or its affiliates), (7), (8) (but subclause (8) will not apply to the Counterparty only to the extent that subclauses (2), (4) and (7) do not apply to the Counterparty) and (9) of Section 5(a)(vii), and the remaining provisions of Section 5(a)(vii) will apply to the Counterparty; and in subclause (6) the words “trustee” and “custodian” will not include the Supplemental Interest Trust Trustee and the words “seeks or” will be deleted.

(viii) Section 5(a)(viii) (Merger without Assumption):

(A) will apply to BNY; and

(B) will apply to the Counterparty.

(ix) Section 5(b)(i) (Illegality):

(A) will apply to BNY; and

(B) will apply to the Counterparty.

(x) Section 5(b)(ii) (Tax Event):

(A) will apply to BNY; and

(B) will apply to the Counterparty;

provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

(xi) Section 5(b)(iii) (Tax Event upon Merger):

(A) will apply to BNY, provided, that BNY shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party; and

(B) will apply to the Counterparty.

(xii) Section 5(b)(iv) (Credit Event upon Merger):

(A) will not apply to BNY; and

(B) will not apply to the Counterparty.

(xiii) Section 5(b)(v) (Additional Termination Event):

(A) will apply to BNY with respect to Part 1(g)(iv) and (v); and

(B) will apply to the Counterparty with respect to Parts 1(g)(i), (ii), and (iii).

(d) The "Automatic Early Termination" provision of Section 6(a):

(A) will not apply to BNY; and

(B) will not apply to the Counterparty.

(e) Payments on Early Termination. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, for so long as the Certificates are rated by Moody’s, if BNY is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

(i) The definitions of “Market Quotation” and “Settlement Amount” are amended in their entirety to read as follows:

“Market Quotation” means, with respect to one or more Terminated Transactions, an offer capable when made of becoming legally binding upon acceptance made by a Qualified Transferee for an amount that would be paid to the Counterparty (expressed as a negative number) or by the Counterparty (expressed as a positive number) in consideration of an agreement between the Counterparty and such Qualified Transferee to enter into a transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by the Counterparty, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for the Counterparty of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (such transaction, a “Replacement Transaction”). For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by the Counterparty) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by the Counterparty so as to become legally binding, Provided that:

(1) If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as the Counterparty may specify in writing to BNY (but in either case no later than the Early Termination Date) (such day the “Latest Settlement Amount Determination Day”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by the Counterparty so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations; and

(2) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Counterparty so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Counterparty’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(ii) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, the Counterparty shall be entitled to accept only the lowest of such Market Quotations.

(iii) if the Counterparty requests BNY in writing to obtain Market Quotations, BNY shall use its reasonable efforts to do so before the Latest Settlement Amount De-termination Day.

(iv) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) the Counterparty shall pay to BNY an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) the Counterparty shall pay to BNY the Termination Currency Equivalent of the Unpaid Amounts owing to BNY and (3) BNY shall pay to the Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to the Counterparty, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) and (ii) notwithstanding any other provision of this Agreement, any amount payable by BNY under (3) shall not be netted-off against any amount payable by the Counterparty under (1).”

(f) “Termination Currency” means United States Dollars.

(g) “Additional Termination Event” will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:—

(i) Termination of Trust Fund.  The Trust, Supplemental Interest Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement (including, without limitation, by exercise of the option to purchase and giving of notice under Sections 10.01, 10.02 and 10.03 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust and the Supplemental Interest Trust or Trust Fund is terminated and final payment is made in respect of the Certificates. The Counterparty shall be the sole Affected Party. However, each of BNY and the Counterparty may designate an Early Termination Date in respect of this Additional Termination Event.

(ii) Inability to Pay Certificates. The Trust is unable to pay or fails or admits in writing its inability to pay (i) on any Distribution Date, any Current Interest with respect to the Senior Certificates or (ii) by the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date, principal with respect to the Senior Certificates, in either case to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Senior Certificates. The Counterparty shall be the sole Affected Party.

(iii) Amendment of Pooling and Servicing Agreement. The amendment of the Pooling and Servicing Agreement in a manner which could have a material adverse effect on BNY without first obtaining the prior written consent of BNY (such consent not to be unreasonably withheld), where such consent is required under the Pooling and Servicing Agreement. Counterparty shall be the sole Affected Party.

(iv) Collateralization Event or Ratings Event. A Collateralization Event or Ratings Event has occurred and is continuing and BNY fails to take the actions provided in Part 5(i)(ii)(A) and (B) within the time periods set out therein; provided that an Additional Termination Event shall not be deemed to occur by virtue of a breach of Part 5(i)(ii)(B) with respect to a Moody’s Ratings Event unless and until such Moody’s Ratings Event has continued for 30 or more Business Days and at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction. BNY shall be the sole Affected Party. A failure to post collateral in accordance with the provisions of the Credit Support Annex by BNY when it has elected or is required to post collateral following the occurrence of a Moody’s Ratings Event, shall be subject to the provisions of Section 5(a)(iii) and shall not be treated as an Additional Termination Event.

(v) Regulation AB. BNY shall fail to comply with the provisions of Section 3 of the Disclosure Agreement dated as of April 13, 2007, among Bayview Financial Securities Company, LLC (the “Depositor”), U.S. Bank National Association, as trustee of the Bayview Financial Mortgage Pass-Through Trust 2007-A (the “Issuing Entity”), Bayview Financial, L.P. (the “Sponsor”) and BNY, within the time provided for therein. BNY shall be the sole Affected Party.

(h) Timing of Payments by the Counterparty upon Early Termination. Except to the extend provided otherwise herein, notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from the Counterparty to BNY will be paid by the Counterparty from amounts other than any upfront payment paid to the Counterparty by an Eligible Replacement that has entered a Replacement Transaction with the Counterparty, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

The Counterparty shall not effectively designate an Early Termination Date unless and until it has given prior written notice thereof to each Rating Agency.

Part 2. Tax Representations and Certain Tax-related Provisions.

(a) Payer Representations. For the purpose of Section 3(e), BNY and the Counterparty makes the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i) the accuracy of any representations made by the other party pursuant to Section 3(f);

(ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

(iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f), BNY and the Counterparty make the following representations.

(i) The following representation will apply to BNY:

(x) It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (“Treas. Reg.”)) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

(ii) The following representation will apply to the Counterparty:

None.

(c) Additional Amounts Not Payable by the Counterparty. The Counterparty shall not be required to pay any additional amounts pursuant to Section 2(d)(i)(4).

(d) Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is amended in its entirety to read as follows:

“Indemnifiable Tax” means in relation to payments by BNY any Tax and in relation to payments by the Counterparty no Tax.

Part 3. Agreement to Deliver Documents. For the purpose of Section 4(a):

(a) Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
BNY and Counterparty
A correct, complete and executed Internal Revenue Service Form W-9, with respect to BNY, and W-9, W-8ECI, or W-8IMY, with appropriate attachments, as applicable, with respect to the Counterparty, or any other or successor form, in each case that establishes an exemption from deduction or withholding obligations, and any other document reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any tax.

(i) Prior to the first scheduled Payment Date; (ii) in the case of a U.S. Internal Revenue Service Form W-8ECI, W-8IMY, and W-8BEN that does not include a U.S. taxpayer identification number in line 6, before December 31 of each third succeeding calendar year, (iii) promptly upon reasonable demand by the other party; and (iv) promptly upon learning that any form previously provided by to the other party has become obsolete or incorrect.

(b) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BNY
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be.
		Upon the execution and delivery of this Agreement	Yes

Counterparty
(i) a copy of the executed Pooling and Servicing Agreement, (ii) an incumbency certificate verifying the true signatures and authority of the person or persons signing this Agreement on behalf of the Counterparty, and (iii) a certified copy of the authorizing resolution (or equivalent authorizing documentation) of Trustee which sets forth the authority of each signatory to the Confirmation signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.
		With respect to (i) upon the execution and delivery of the Pooling and Servicing Agreement, and with respect to (ii) and (iii) upon the execution and delivery of this Agreement	Yes

BNY	A legal opinion as to enforceability of this Agreement and any Confirmation evidencing a Transaction hereunder.	Upon the execution and delivery of this Agreement and such Confirmation	No

Counterparty	A legal opinion as to the enforceability of this Agreement and any Confirmation evidencing a Transaction hereunder.	Upon the execution and delivery of this Agreement and such Confirmation	No

Part 4. Miscellaneous.

(a) Addresses for Notices. For the purpose of Section 12(a):

Address for notices or communications to BNY:

The Bank of New York
Swaps and Derivative Products Group
Global Market Division
32 Old Slip 15th Floor
New York, New York 10286
Attention: Steve Lawler

with a copy to:

The Bank of New York
Swaps and Derivative Products Group
32 Old Slip 16th Floor
New York, New York 10286
Attention: Andrew Schwartz
Tele: 212-804-5103
Fax: 212-804-5818/5837

(For all purposes)

A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

The Bank of New York
Legal Department
One Wall Street - 10th Floor
New York, New York 10286
Attention: General Counsel

Address for notices or communications to the Counterparty:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention: Structured Finance -
Telephone: 651-495-3848
Facsimile: 651-495-8090

With a copy to:

Bayview Financial, L.P.
4425 Ponce de Leon Blvd, 4th Floor
Coral Gables, Florida 33146
Attn: Luis Martin
E-mail: Luismartin@bayviewfinancial.com

(For all purposes.)

(b) Process Agent. For the purpose of Section 13(c):

BNY appoints as its Process Agent:— not applicable.

The Counterparty appoints as its Process Agent:— not applicable.

(c) Offices. The provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10(c):

BNY is a Multibranch Party and will enter into each Transaction only through the following Office:― New York (for all Transactions).

The Counterparty is not a Multibranch Party.

(e) Calculation Agent. BNY; provided, that if an Event of Default with respect to BNY has occurred and continuing, Counterparty shall have the right to select a Reference Market maker to act as Calculation Agent, with any cost of such third-party being paid by BNY.

(f) “Credit Support Document” Credit Support Document means in relation to:—

BNY: The Credit Support Annex hereto and any Qualified Guaranty.

Counterparty: Not applicable.

(g) “Credit Support Provider” means in relation to:

BNY: The guarantor under any Qualified Guaranty.

Counterparty: Not Applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments; Modification of Section 2(a)(iii)(1). Subparagraph (ii) of Section 2(c) will apply. Section 2(a)(iii)(1) is amended by deleting “or Potential Event of Default”.

(j) “Affiliate” will have the meaning specified in Section 14, provided, that, the Counterparty shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) hereof.

(k) Additional Representations. Section 3 is hereby amended by adding after Section 3(f) the following subsections:

“(g) Relationship Between Parties.

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding.

(i) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

(3) Principal. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(h) Exclusion from Commodity Exchange Act. (1) It is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (2) this Agreement and each Transaction is subject to individual negotiation by such party; and (3) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

(i) Swap Agreement. Each Transaction is a “swap agreement” as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a “covered swap agreement” as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1)).

Part 5. Other Provisions.

(a) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(b) Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

(c) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(d) Set-off. All payments under this Agreement shall be made without set-off or counterclaim, except as provided in Section 2(c), Section 6 or the provisions hereof relating to Market Quotation and Loss, or Paragraph 8 of the Credit Support Annex. Section 6(e) is amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to Section 6 (as modified hereby).

(e) Failure to Pay or Deliver. Section 5(a)(i) is hereby amended by replacing the word “third” by the word “second” in the third line thereof.

(f) Non-Recourse. Notwithstanding any provision herein or in this Agreement to the contrary, the obligations of the Supplemental Interest Trust hereunder are limited recourse obligations of the Supplemental Interest Trust, payable solely from the Swap Account. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Supplemental Interest Trust under this Agreement or any confirmation hereunder still outstanding shall be extinguished and thereafter not revive. This provision shall survive the termination of this Agreement.

(g) Limitation on Institution of Bankruptcy Proceedings. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against the Counterparty, the Depositor or the Supplemental Interest Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any of the laws of the United States or any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the termination of this Agreement.

(h) Transfer, Assignment; Amendment. Notwithstanding the provisions of Sections 6(b)(ii) and 7, no novation, assignment or transfer of any Transaction shall be permitted by either party unless (i) it is a Permitted Transfer or the Rating Agency Condition is satisfied with respect thereto, and (ii) each Rating Agency and the non-assigning party has received prior written notice thereof. The consent of the Counterparty shall not be required for a Permitted Transfer and the Counterparty shall take all steps reasonably requested by BNY (at the expense of BNY) to effect a Permitted Transfer. A “Permitted Transfer” means a novation or assignment to or entry into another form of Replacement Transaction pursuant to which a Qualified Transferee acquires and assumes or enters into a Replacement Transaction by a written instrument in respect of all the Transactions and the rights, liabilities, duties and obligations of BNY hereunder without modification of the terms hereof (other than parties, effective date of said transfer, and tax payee representations of BNY) and with respect to which (i) there is no adverse effect on netting or set-off rights, (ii) each Rating Agency receives prior written notice thereof, and (iii) neither BNY nor the transferee will be required to withhold or deduct on account of any Tax from any payments under this Agreement in excess of what would have been required to be withheld or deducted in the absence of such transfer. Notwithstanding the provisions of Section 9(b), each amendment, modification or waiver in respect of this Agreement shall be subject to the Rating Agency Condition.

(i) Ratings Downgrade.

(i) Definitions. For purposes of each Transaction:

(A) “Rating Agency Condition” means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when each of ,Fitch, Inc. or Fitch Ratings, Ltd., or Derivative Fitch, Inc. or Derivative Fitch Ltd. or another of their subsidiaries, or any successor or successors thereto (“Fitch”), Moody’s Investors Service Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) (each a “Rating Agency”, and the rating condition with respect to it, the, “Fitch Rating Condition”, “Moody’s Rating Condition” and “S&P Rating Condition”, respectively) has confirmed in writing to the Supplemental Interest Trust Trustee that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by such Rating Agency of the Certificates.

(B) “Qualifying Ratings” means, with respect to the debt of any entity, (1) (x) a short-term unsecured and unsubordinated debt rating of at least “P-1”, and a long-term unsecured and unsubordinated debt of at least ”A2” (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least “A1”) by Moody’s (“Moody’s First Level Qualifying Ratings”), and (y) a short-term unsecured and unsubordinated debt rating of at least “P-2”, and a long-term unsecured and unsubordinated debt of at least ”A3” (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least “A3”) by Moody’s (“Moody’s Second Level Qualifying Ratings”); and (2) a short-term unsecured and unsubordinated debt rating of at least “A-1” , or if it does not have a short-term rating, a long-term unsecured and unsubordinated debt rating of at least “A+” by S&P (“S&P Qualifying Ratings”); and (3) a short-term unsecured and unsubordinated debt rating of at least “F1” by Fitch and a long-term unsecured and unsubordinated debt rating of at least “A” by Fitch (“Fitch Qualifying Ratings”).

(C) A “Collateralization Event” shall occur as to BNY if, with respect to the ratings of the long-term and short-term unsecured and unsubordinated debt of both BNY (if such debt of BNY is rated) and the guarantor under each Qualified Guaranty (if any) assigned by a Rating Agency: (1) the short-term rating is “P-2” or below, or the long-term rating is ”A3” or below, or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is “A2” or below, as assigned by Moody’s (a “Moody’s Collateralization Event”); or (2) the short-term rating is “A-2” or below, or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long-term rating is “A” or below, as assigned by S&P (an “S&P Collateralization Event”); or (3) the short-term rating is “F2” or below or the long-term rating is “A-“ or below as assigned by Fitch (a “Fitch Collateralization Event”)..

(D) A “Ratings Event” shall occur as to BNY if, with respect to the ratings of the long-term and short-term unsecured and unsubordinated debt of both BNY (if such debt of BNY is rated) and the guarantor under each Qualified Guaranty (if any) assigned by a Rating Agency: (1) the short-term rating is withdrawn or is “P-3” or below or the long-term rating is “Baa1”, or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is withdrawn or is “Baa1” or below, as assigned by Moody’s (a “Moody’s Ratings Event”); or (2) the short-term rating is below “A-3”, or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is withdrawn or is “BB+” or below, as assigned by S&P (an “S&P Ratings Event”); or (3) the short-term rating is below “F3” and the long-term rating is withdrawn or is“BBB” or below, as assigned by Fitch (a “Fitch Ratings Event”).

(E) “Qualified Transferee” means a transferee of a novation or assignment or a party (other than the Counterparty) that enters into another form of Replacement Transaction that is a Reference Market-maker (“dealer” in the definition thereof meaning a “dealer in notional principal contracts” as defined in Treas. Reg. Section 1.1001-4) (1) that has Moody’s Second Level Qualifying Ratings, S&P Qualifying Ratings and Fitch Qualifying Ratings, or (2) whose present and future obligations owing to the Counterparty are guaranteed pursuant to a Qualified Guaranty.

(F) “Qualified Guaranty” means an unconditional and irrevocable guaranty of payment (and not of collection) and the performance of the other obligations of BNY (or a Qualified Transferee, as applicable) hereunder by a third party having Moody’s Second Level Qualifying Ratings, S&P Qualifying Ratings, and Fitch Qualifying Ratings (“Qualified Guarantor”) providing, inter alia, that payment thereunder shall be made as provided and on the conditions set forth in Section 2(d) as modified hereunder (substituting references to BNY as “X” with the guarantor as “X” and “this Agreement” with such guaranty, respectively) (or, in lieu of such provisions relating to tax, a law firm has given a legal opinion confirming that none of the guarantor’s payments to the Counterparty under such guaranty will be subject to withholding for Tax).

(ii) Actions to be Taken. (A) If a Collateralization Event occurs, then BNY shall, at its own expense, no later than the earlier of thirty (30) Business Days thereafter in case of a Moody’s Collateralization Event or thirty (30) calendar days thereafter in case of an S&P Collateralization Event or Fitch Collateralization Event:

(1) post collateral (commencing within the times set forth herein) in accordance with the Credit Support Annex for so long as the Collateralization Event continues; or

(2) subject to the S&P Rating Condition, novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee (having the Moody’s First Level Qualifying Ratings and the S&P Qualifying Ratings); or

(3) subject to the S&P Rating Condition, obtain a Qualified Guaranty (provided by a guarantor having the Moody’s First Level Qualifying Ratings and the S&P Qualifying Ratings).

(B) If a Ratings Event occurs, then BNY shall at its own expense, no later than the earlier of thirty (30) Business Days thereafter in case of a Moody’s Ratings Event or ten (10) Business Days thereafter in case of an S&P Ratings Event or Fitch Ratings Event, and subject to the S&P Rating Condition:

(1) novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee, or

(2) obtain a Qualified Guaranty.

(C) With respect to (A) and (B) above: (1) BNY shall post collateral in accordance with the Credit Support Annex and the times set forth herein for so long as a Collateralization Event or Ratings Event has occurred (or exists from the time BNY becomes a party hereto) and continues, and such posting of collateral shall not be deemed to cure a Rating Event or to extend the time within which any other action is required to be taken under (B) above; (2) if a Ratings Event occurs, then BNY shall at its own expense, use commercially reasonable efforts to take one of the actions referred to in (B) above as soon as reasonably practicable (but subject to the times set forth herein); and (3) if the debt of BNY is unrated because a Rating Agency has withdrawn such rating while any Transaction is outstanding under this Agreement, and if there is no Qualified Guaranty in effect at such time, then such withdrawal shall be treated as a Ratings Event unless the Rating Agency Condition is satisfied with respect thereto.

(j) [Reserved.]

(k) Supplemental Interest Trust Trustee’s Capacity. It is expressly understood and agreed by the parties hereto that, insofar as this Agreement and any confirmation evidencing a Transaction hereunder is executed by U.S. Bank National Association , (i) this Agreement and such confirmation are executed and delivered by U.S. Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee of the Supplemental Interest Trust pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred upon and vested in it thereunder, and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein or therein made on behalf of the Supplemental Interest Trust is made and intended not as a personal representation, undertaking or agreement of U.S. Bank National Association but is made and intended for the purpose of binding only the Supplemental Interest Trust, and (iii) under no circumstances will U.S. Bank National Association, in its individual capacity, be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement or any such confirmation

(l) Supplemental Interest Trust Trustee’s Representation. U.S. Bank National Association , as Supplemental Interest Trustee of the Supplemental Interest Trust, represents and warrants that:

It has been directed under the Pooling and Servicing Agreement to enter into this Agreement and each confirmation evidencing a Transaction hereunder as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust.

5. Account Details and Settlement Information:

Payments to BNY:

The Bank of New York
Derivative Products Support Department
32 Old Slip, 16th Floor
New York, New York 10286
Attention: Renee Etheart
ABA #021000018
Account #890-0068-175
Reference: Interest Rate Swap

Payments to Counterparty:

U.S. Bank National Association
St. Paul, MN
ABA No.: 091 000 022
DDA: 173103322058
Ref: Bayview 2007-A
Attn: Paul Johnson

BNY will, unless otherwise directed by the Supplemental Interest Trust Trustee, make all payments hereunder to the Supplemental Interest Trust Trustee. Payment made to the Supplemental Interest Trust Trustee at the account specified herein or to another account specified in writing by the Supplemental Interest Trust Trustee shall satisfy the payment obligations of BNY hereunder to the extent of such payment.

6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK

By:  /s/ Andrew Schwartz

Name: Andrew Schwartz
Title: Vice President

The Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE FOR THE BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-A SUPPLEMENTAL INTEREST TRUST

By:  /s/ Becky Warren

Name: Becky Warren
Title: Assistant Vice President

Exhibit A to Confirmation No. 39191

Credit Support Annex to follow this page

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®
International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX
to the Schedule to the

ISDA Master Agreement

Dated as of April 18, 2007

between

The Bank Of New York	and
U.S. BANK NATIONAL ASSOCIATION,
NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-A SUPPLEMENTAL INTEREST TRUST

established as a banking organization under the laws of the State of New York		The Supplemental Interest Trust is a common law trust established under the laws of the State of New York.

(“Party A”)		(“Party B”)
_________________________________		_____________________________________

This Annex supplements, forms part of, and is subject to,
the Master Agreement specified in the Confirmation(s) (BNY Ref. No. 39191), dated even date herewith (the “Agreement”), is part of the Schedule deemed incorporated therein and is a Credit Support Document under the Master Agreement with respect to Party A.

Accordingly, the parties agree as follows:—

Paragraphs 1 - 12. Incorporation. Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof, except that Paragraph 1(b) is hereby amended in its entirety to read as follows:

“(b) Secured Party and Pledgor. Notwithstanding anything contained in this Annex to the contrary, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9, and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.”

Paragraph 13.

Certain Definitions. As used herein, “Fitch”, “Moody’s”, “S&P”, “Rating Agency”, “Collateralization Event”, “Fitch Collateralization Event”; “Moody’s Collateralization Event”, “S&P Collateralization Event”; “Ratings Event”, “Fitch Ratings Event”, “Moody’s Ratings Event”, and “S&P Ratings Event” have the meanings assigned in the Schedule.

(a) Security Interest for “Obligations.” The term “Obligations” as used in this Annex includes the following additional obligations: Not applicable.

(b) Credit Support Obligations.

(i) Delivery Amount, Return Amount and Credit Support Amount.

(A) “Delivery Amount” has the meaning specified in Paragraph 3(a) except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date on which the Threshold for Party A is Zero, commencing no later than the Valuation Date falling on or after the earliest of (i) in the case of a Moody’s Collateralization Event or Moody’s Ratings Event, on the 30th Local Business Day thereafter, (ii) in the case of an S&P Collateralization Event, the thirtieth (30th) calendar day thereafter or, if it is not a Local Business Day, the next preceding day that is a Local Business Day, and (iii) in the case of an S&P Ratings Event, commencing promptly after publication by S&P of the applicable change in rating.”

(B) “Return Amount” has the meaning specified in Paragraph 3(b).

(C) “Credit Support Amount” in Paragraph 3(b), shall be amended in its entirety to read as follows:

“‘Credit Support Amount’ means, for any Valuation Date after and during the continuance of a Collateralization Event or Ratings Event, (i) the Secured Party's Exposure for that Valuation Date, plus (ii) the Independent Amount applicable to the Pledgor (with respect to all Affected Transactions), if any, minus (iii) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of the Credit Support Amount yields a number less than zero; and, provided further, that, if a Moody’s Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing and at least thirty (30) Business Days have elapsed since the last time it was not the case that a Moody’s Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any), the Credit Support Amount will not be less than the greater of zero and the aggregate amount of the net payments due from Pledgor in respect of all following scheduled Payments (each such net payment being the greater of zero and the amount of the payment due to be made by the Pledgor under Section 2(a) on a Payment date less the amount of any payment due to be made by the Secured Party under Section 2(a) on the same Payment Date after giving effect to any applicable netting under Section 2(c) (each a “Net Payment”)) with respect to all Affected Transactions.”

(ii) Eligible Collateral and Valuation Percentage.  The items and Valuation Percentages with respect to each Rating Agency set forth in Schedule 1A,or Schedule 1B or Schedule 1C, as applicable, will be “Eligible Collateral” and the applicable “Valuation Percentage” with respect thereto for Party A.

(iii) Other Eligible Support. The following items will qualify as“Other Eligible Support” for the party specified: Not Applicable.

(iv) Thresholds.

(A) “Independent Amount” means with respect to Party B: Zero; and, with respect to Party A for any Valuation Date: an amount equal to the product of the aggregate Notional Amount outstanding at the beginning of the related Calculation Period under the applicable Affected Transactions:

(1)	in respect of a Moody’s Collateralization Event or a Moody’s Ratings Event, the percentage set forth in Schedule 2A, Schedule 2B or Schedule 2C, as applicable (“Moody’s Independent Amount”); and

(2)
in respect of an S&P Collateralization Event or an S&P Ratings Event, (x) with respect to basis risk swaps, the product of the S&P Volatility Buffer and 0.1, and (y) with respect to all other Transactions the S&P Volatility Buffer determined using the table set forth in Schedule 3 (“S&P Independent Amount”); and

(3)	in respect of a Fitch Collateralization Event or a Fitch Ratings Event, the Fitch Volatility Cushion determined using the table set forth in Schedule 4(“Fitch Independent Amount”).

(B) “Threshold” means for each party: an infinite number; provided, that the Threshold shall be zero at any time that Party A elects or is required to post collateral pursuant to Part 5(i)(ii) of the Schedule.

(C) “Minimum Transfer Amount” means with respect to Party A and Party B: $100,000; provided, that the Minimum Transfer Amount for such party shall be $50,000 in respect of an S&P Collateralization Event and an S&P Ratings Event if the aggregate principal balance of the rated Certificates is $50,000,000 or less on the applicable Valuation Date, and shall be zero upon the occurrence and during the continuance of an Event of Default, Termination Event, Additional Termination Event, or Specified Condition with respect to such party.

(D) Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of $1,000 and the Return Amount will be rounded down to the nearest integral multiple of $1,000.

(v) Calculation of Delivery Amount and Return Amount. The Credit Support Amount will be calculated separately for each Rating Agency then rating the Certificates in accordance with the provisions relating to such Rating Agency set forth in this Paragraph 13(b), and Party A will Transfer the highest Delivery Amount and Party B will Transfer the lowest Return Amount of those so calculated, provided, that the Return Amount will be reduced to such amount as necessary so that Transfer of a Delivery Amount will not be required immediately after the Transfer of such Return Amount.

(c) Valuation and Timing.

(i) “Valuation Agent” means, Party A, provided, that if any Event of Default with respect to Party A has occurred and is continuing, then any designated third party mutually agreed to by the parties shall be the Valuation Agent until such time as Party A is no longer a Defaulting Party.

(ii) “Valuation Date” means each Local Business Day.

(iii) “Valuation Time” means:

☐ the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

☒ the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

provided, that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) “Notification Time” means 1:00 p.m., New York time, on a Local Business Day.

(d) Conditions Precedent and Secured Party’s Rights and Remedies. (i) Illegality and (ii) Additional Termination Events will be a “Specified Condition” for Party A (as the Affected Party) (but not for purposes of Paragraph 8(d)), and (iii) Tax Event and (iv) Tax Event Upon Merger will not be a “Specified Condition for Party A.

(e) Substitution.

(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Applicable.

(f) Dispute Resolution.

(i) “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: as set forth for other purposes in Paragraph 12.

(iii) Alternative. The provisions of Paragraph 5 will apply, except to the following extent: (A) pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in Paragraph 5 if the demand is given by the Notification Time, but will be due on the second Local Business Day after the demand if the demand is given after the Notification Time; and (B) the Disputing Party need not comply with the provisions of Paragraph 5(II)(2) if the amount to be Transferred does not exceed the Disputing Party’s Minimum Transfer Amount.

(g) Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians. The Secured Party will not be entitled to hold Posted Collateral itself, but will hold Posted Collateral in an identifiable segregated account which is an Eligible Account through a Custodian (which may be the Supplemental Interest Trust Trustee and which shall at all times be a financial institution as specified under Section 6.14 of the Pooling and Servicing Agreement. If not so specified, the Custodian shall be a commercial bank or trust company which is unaffiliated with Party B organized under the laws of the United States or any state thereof, having assets of at least $10 billion and a long term debt or a deposit rating of at least Baa2 from Moody's and A from S&P. For so long as the Certificates are rated by S&P, any Custodian other than the Supplemental Interest Trust Trustee shall have a short-term debt or deposit rating of at least A-1, or, if it has no short-term rating, a long-term debt or deposit rating of at least A, from S&P.

Initially, the Custodian for Party B is: U.S. Bank National Association

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to the Secured Party; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii).

(h) Distributions and Interest Amount.

(i) Interest Rate. The “Interest Rate”, with respect to Eligible Collateral in the form of Cash will be the actual rate of interest earned by the Counterparty or the Custodian of the Cash invested at the direction of Party A in accordance with Paragraph 13(1)(vi).

(ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b), subject to the receipt and availability of such funds.

(iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Other Eligible Support and Other Posted Support.

(i) “Value” with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

(ii) “Transfer” with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

(j) Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

(i)	Party A:	Not applicable.

(ii)	Party B:	U.S. Bank National Association 60 Livingston Avenue
St. Paul, MN 55107
Attention: Structured Finance
Telephone: 651-495-3923
Facsimile: 651-495-8090

(k) Addresses for Transfers.

Party A:	For Cash: To be provided

For Eligible Collateral: To be provided

Party B:	To be provided

(l) Other Provisions.

(i) Additional Definitions. As used in this Annex:—

"Equivalent Collateral" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

"Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree);

(ii) Transfer Timing.

(A) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph: "Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

(B) Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

(iii) Events of Default. Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

“For the purposes of Section 5(a)(iii) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Credit Support, Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Day after the notice of that failure is given to that party; provided, that, with respect to a failure to Transfer Eligible Credit Support, at least (x) 30 Local Business Days have elapsed after a Ratings Event has occurred, or (y) 10 Business Days have elapsed after an S&P Ratings Event or a Fitch Ratings Event, and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A”.

(iv) No Counterclaim. A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

(v) Holding Collateral. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account which is an [Eligible Account] (the “Swap Collateral Account”) and to hold, record and identify all the Posted Collateral therein and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(vi) Investment of Cash Posted Collateral. Cash Posted Collateral shall be invested in Eligible Investments as directed by Party A, with gains and losses incurred in respect of such investments to be for the account of Party A, subject to the following parameters: the Cash Posted Collateral shall be invested in such overnight (or redeemable within two Local Business Days of demand) investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime -1 or Aaa by Moody’s as directed by Party A (provided, that such investment shall be held uninvested or invested at the direction of Party B if an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party and Party B has designated an Early Termination Date with respect thereto). Such instructions may be delivered as standing instructions.

(vii) Return of Posted Collateral. At any time Party A is required to post collateral pursuant to Part 5(i)(ii) of the Schedule, Party A shall be obligated to transfer Eligible Collateral in accordance with the terms of this Annex. If Party A is so required to post collateral in relation to a Collateralization Event or a Ratings Event and thereafter ceases to be required to post collateral under Part 5(i)(ii) of the Schedule (and provided that no Event of Default exists with respect to Party A) or Party A has made a Permitted Transfer under this Agreement, then Party A’s obligations to transfer Eligible Collateral under this Annex will immediately cease with respect to that Collateralization Event or Ratings Event, and Party B will, upon demand by Party A, return to Party A, or cause its Custodian to return, all Posted Collateral held under this Annex. The Secured Party is authorized to liquidate any Posted Collateral pursuant to written instructions from Party A.

(viii) External Verification of Mark-to-Market Valuations. If the long-term senior unsecured debt of Party A is rated BBB or below by S&P or Fitch (and with respect to the Fitch Rating Condition, its short-term senior unsecured debt is rated F3 or below), once every month, Party A will at its own expense verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers (provided, that a Reference Market-maker may not be used more than four times within each 12 month period) for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the high quotation for a Reference Market-maker, if applicable for the next Valuation Date and cure any deficiency in collateral value within three Local Business Days. Party A shall provide the quotations of such Reference Market-makers to S&P and Fitch.

(ix) Expenses. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Collateral.

(x) Limit on Secured Party’s Liability. The Secured Party will not be liable for any losses or damages that the Pledgor may suffer as a result of any failure by the Secured Party to perform, or any delay by it in performing, any of its obligations under this Annex if the failure or delay results from circumstances beyond the reasonable control of the Secured Party or its Custodian, such as interruption or loss of computer or communication services, labor disturbance, natural disaster or local or national emergency.

[Signature page immediately follows]

IN WITNESS WHEREOF the parties have executed this Credit Support Annex on the respective dates specified below with effect from the date on the first page.

The Bank Of New York
U.S. BANK NATIONAL ASSOCIATION
not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-A SUPPLEMENTAL INTEREST TRUST

By: /s/ Andrew Schwartz	By: /s/ Becky Warren
Name: Andrew Schwartz Title: Vice President Date: April 18, 2007	Name: Becky Warren Title: Assistant Vice President Date: April 18, 2007

SCHEDULE 1A
ELIGIBLE COLLATERAL
MOODY’S

Certificates: BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-A Series
Highest Rating of Certificates: Classes A-IO, 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, and 2-A4, rated “Aaa” by Moody’s, and “AAA” by S&P, and “AAA” by Fitch. Date Certificates will fall to $50,000,000 or below: Regular: Yes. Scheduled: N/A, Auction Call: none.
Last Scheduled Payment Date of Transactions: April 28, 2011
Valuation Date (and Valuation Percentage column): Daily

Moody’s Valuation Percentage columns:
* Column A sets out the percentage applicable when the percentage in Column B is not applicable.
* Column B sets out the percentage applicable when a Moody’s Ratings Event has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time it was not the case that a Moody’s Ratings Event had occurred and was continuing.

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY’S )
		Valuation Percentage		Valuation Percentage
		Moody’s (Daily)		Moody’s (Weekly)
		A	B	A	B
(A)	Cash: U.S. Dollars in depositary account form	100%	100	100%	100%
(B)	Floating-rate U.S. Treasury Securities: Floating-rate negotiable debt obligations issued by the U.S. Treasury Department after July 18, 1984 (“Floating-rate Treasuries”) (all maturities).	100%	99%	100%	99%
(C)	U.S. Treasury Securities: Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department after July 18, 1984 (“Fixed-rate Treasuries”) having a remaining maturity of up to and not more than 1 year.	100%	100%	100%	100%
(D)	Fixed-rate Treasuries having a remaining maturity of greater than 1 year but not more than 2 years.	100%	99%	100%	99%
(E)	Fixed-rate Treasuries having a remaining maturity of greater than 2 years but not more than 3 years.	100%	98%	100%	98%
(F)	Fixed-rate Treasuries having a remaining maturity of greater than 3 years but not more than 5 years.	100%	97%	100%	97%
(G)	Fixed-rate Treasuries having a remaining maturity of greater than 5 years but not more than 7 years.	100%	96%	100%	95%
(H)	Fixed-rate Treasuries having a remaining maturity of greater than 7 years but not more than 10 years.	100%	94%	100%	94%
(I)	Fixed-rate Treasuries having a remaining maturity of greater than 10 years but not more than 20 years.	100%	90%	100%	89%
(J)	Fixed-rate Treasuries having a remaining maturity of greater than 20 years but not more than 30 years.	100%	88%	100%	87%

1-A-1

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY’S )
(K)	Floating-rate Agency Securities: Floating-rate negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Floating-rate Agency Securities”) (all maturities).	100%	98%	100%	98%
(L)	Fixed-rate Agency Securities: Fixed-rate negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Fixed-rate Agency Securities”) issued after July 18, 1984 and having a remaining maturity of not more than 1 year.	100%	99%	100%	99%
(M)	Fixed-rate Agency Securities having a remaining maturity of greater than 1 year but not more than 2 years.	100%	99%	100%	98%
(N)	Fixed-rate Agency Securities having a remaining maturity of greater than 2 years but not more than 3 years.	100%	98%	100%	97%
(O)	Fixed-rate Agency Securities having a remaining maturity of greater than 3 years but not more than 5 years.	100%	96%	100%	96%
(P)	Fixed-rate Agency Securities having a remaining maturity of greater than 5 years but not more than 7 years.	100%	93%	100%	94%
(Q)	Fixed-rate Agency Securities having a remaining maturity of greater than 7 years but not more than 10 years.	100%	93%	100%	93%
(R)	Fixed-rate Agency Securities having a remaining maturity of greater than 10 years but not more than 20 years.	100%	89%	100%	88%
(S)	Fixed-rate Agency Securities having a remaining maturity of greater than 20 years but not more than 30 years.	100%	87%	100%	86%
(T)
FHLMC Certificates. Mortgage participation certificates issued by FHLMC evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.
		*	*	*	*
(U)
FNMA Certificates. Mortgage-backed pass-through certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.
		*	*	*	*

1-A-2

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY’S )
(V)
GNMA Certificates. Mortgage-backed pass-through certificates issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.
		*	*	*	*
(W)
Commercial Mortgage-Backed Securities. Floating rate commercial mortgage-backed securities rated AAA by two major rating agencies (including S&P if S&P is a Rating Agency hereunder) with a minimum par or face amount of $250 million (excluding securities issued under Rule 144A) (“Commercial Mortgage-Backed Securities”) having a remaining maturity of not more than 5 years.
		*	*	*	*
(X)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 5 years and not more than 10 years.	*	*	*	*
(Y)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 10 years.			*	*
(Z)	Commercial Paper. Commercial Paper with a rating of at least P-1 by Moody’s and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.	*	*	*	*
(AA)	Other Items of Credit Support approved by the Rating Agencies to the extent any Certificates are rated.	*	*	*	*

* zero or such higher percentage in respect of which Moody’s has delivered a ratings affirmation.

1-A-3

SCHEDULE 1B
ELIGIBLE COLLATERAL
S&P

Certificates: BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-A Series
Highest Rating of Certificates: Classes A-IO, 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, and 2-A4, rated “Aaa” by Moody’s, and “AAA” by S&P, and “AAA” by Fitch.
Date Certificates will fall to $50,000,000 or below: Regular: Yes. Scheduled: N/A, Auction Call: none.
Last Scheduled Payment Date of Transactions: April 28, 2011
Valuation Date (and Valuation Percentage column): Daily

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)
		Valuation Percentage
		S&P
		Daily	Weekly
(A)	Cash: U.S. Dollars in depositary account form	100%	100%
(B)	Floating-rate U.S. Treasury Securities: Floating-rate negotiable debt obligations issued by the U.S. Treasury Department after July 18, 1984 (“Floating Rate Treasuries”) (all maturities).	*	*
(C)	Fixed-rate U.S. Treasury Securities: Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department after July 18, 1984 (“Fixed-rate Treasuries”) having a remaining maturity of up to and not more than 1 year.	98.90%	98.60%
(D)	Fixed-rate Treasuries having a remaining maturity of greater than 1 year but not more than 2 years.	98.00%	97.30%
(E)	Fixed-rate Treasuries having a remaining maturity of greater than 2 years but not more than 3 years.	97.40%	95.80%
(F)	Fixed-rate Treasuries having a remaining maturity of greater than 3 years but not more than 5 years.	95.50%	93.80%
(G)	Fixed-rate Treasuries having a remaining maturity of greater than 5 years but not more than 7 years.	93.70%	91.40%
(H)	Fixed-rate Treasuries having a remaining maturity of greater than 7 years but not more than 10 years.	92.50%	90.30%
(I)	Fixed-rate Treasuries having a remaining maturity of greater than 10 years but not more than 20 years.	91.10%	86.90%
(J)	Fixed-rate Treasuries having a remaining maturity of greater than 20 years but not more than 30 years.	88.60%	84.60%
(K)
Floating-rate Agency Securities: Floating-rate negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Floating-rate Agency Securities”) (all maturities).
		*	*
(L)	Fixed-rate Agency Securities: fixed-rate negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Fixed-rate Agency Securities”) issued after July 18, 1984 and having a remaining maturity of not more than 1 year.	98.50%	98.00%

1-B-1

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)
(M)	Fixed-rate Agency Securities having a remaining maturity of greater than 1 year but not more than 2 years.	97.70%	96.80%
(N)	Fixed-rate Agency Securities having a remaining maturity of greater than 2 years but not more than 3 years.	97.30%	96.30%
(O)	Fixed-rate Agency Securities having a remaining maturity of greater than 3 years but not more than 5 years.	94.50%	92.50%
(P)	Fixed-rate Agency Securities having a remaining maturity of greater than 5 years but not more than 7 years.	93.10%	90.30%
(Q)	Fixed-rate Agency Securities having a remaining maturity of greater than 7 years but not more than 10 years.	90.70%	86.90%
(R)	Fixed-rate Agency Securities having a remaining maturity of greater than 10 years but not more than 20 years.	87.70%	81.60%
(S)	Fixed-rate Agency Securities having a remaining maturity of greater than 20 years but not more than 30 years.	84.40%	77.90%
(T)	FHLMC Certificates. Mortgage participation certificates issued by FHLMC evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.	91.50%	86.40%
(U)	FNMA Certificates. Mortgage-backed pass-through certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.	91.50%	86.40%
(V)	GNMA Certificates. Mortgage-backed pass-through certificates issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.	91.50%	86.40%
(W)	Commercial Mortgage-Backed Securities. Floating rate commercial mortgage-backed securities rated AAA by two major rating agencies (including S&P if S&P is a Rating Agency hereunder) with a minimum par or face amount of $250 million (excluding securities issued under Rule 144A) (“Commercial Mortgage-Backed Securities”) having a remaining maturity of not more than 5 years.	96.20%	95.10%
(X)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 5 years and not more than 10 years.	92.90%	90.90%
(Y)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 10 years.	91.00%	88.60%
(Z)	Commercial Paper. Commercial Paper with a rating of at least P-1 by Moody’s and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.	99.00%	99.00%
(AA)	Other Items of Credit Support approved by the Rating Agencies to the extent any Certificates are rated.	*	*

* zero or such higher percentage in respect of which S&P has delivered a ratings affirmation.

1-B-2

SCHEDULE 1C
ELIGIBLE COLLATERAL
FITCH

Certificates: BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-A Series
Highest Rating of Certificates: Classes A-IO, 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, and 2-A4, rated “Aaa” by Moody’s, and “AAA” by S&P, and “AAA” by Fitch.
Date Certificates will fall to $50,000,000 or below: Regular: Yes. Scheduled: N/A, Auction Call: none.
Last Scheduled Payment Date of Transactions: April 28, 2011
Valuation Date (and Valuation Percentage column): Daily

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (FITCH)
		Valuation Percentage (Rating of Certificates)
		AAA	AA	A	BBB
(A)	Cash: U.S. Dollars in depositary account form	100%	100	100%	100%
(B)	Floating-rate U.S. Treasury Securities: Floating-rate negotiable debt obligations issued by the U.S. Treasury Department after July 18, 1984 (“Floating-rate Treasuries”) (all maturities).	*	*	*	*
(C)	Fixed-rate U.S. Treasury Securities: Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department after July 18, 1984 (“Fixed-rate Treasuries”) having a remaining maturity of up to and not more than 1 year.	97.50%	97.80%	98.40%	98.90%
(D)	Fixed-rate Treasuries having a remaining maturity of greater than 1 year but not more than 2 years.	94.70%	95.30%	95.90%	96.50%
(E)	Fixed-rate Treasuries having a remaining maturity of greater than 2 years but not more than 3 years.	94.70%	95.30%	95.90%	96.50%
(F)	Fixed-rate Treasuries having a remaining maturity of greater than 3 years but not more than 5 years.	91.50%	92.50%	93.50%	94.50%
(G)	Fixed-rate Treasuries having a remaining maturity of greater than 5 years but not more than 7 years.	89.00%	90.10%	91.2%	92.30%
(H)	Fixed-rate Treasuries having a remaining maturity of greater than 7 years but not more than 10 years.	86.30%	87.50%	88.8%	90.00%
(I)	Fixed-rate Treasuries having a remaining maturity of greater than 10 years but not more than 20 years.	83.00%	84.50%	86.00%	87.50%
(J)	Fixed-rate Treasuries having a remaining maturity of greater than 20 years but not more than 30 years.	79.00%	80.70%	82.30%	84.00%
(K)
Floating-rate Agency Securities: Floating-rate negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Floating-rate Agency Securities”) (all maturities).
		*	*	*	*

1-C-1

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (FITCH)
Valuation Percentage (Rating of Certificates)
(L)
Fixed-rate Agency Securities: negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Fixed-rate Agency Securities”) issued after July 18, 1984 and having a remaining maturity of not more than 1 year.
		*	*	*	*
(M)	Fixed-rate Agency Securities having a remaining maturity of greater than 1 year but not more than 2 years.	*	*	*	*
(N)	Fixed-rate Agency Securities having a remaining maturity of greater than 2 years but not more than 3 years.	*	*	*	*
(O)	Fixed-rate Agency Securities having a remaining maturity of greater than 3 years but not more than 5 years.	*	*	*	*
(P)	Fixed-rate Agency Securities having a remaining maturity of greater than 5 years but not more than 7 years.	*	*	*	*
(Q)	Fixed-rate Agency Securities having a remaining maturity of greater than 7 years but not more than 10 years.	*	*	*	*
(R)	Fixed-rate Agency Securities having a remaining maturity of greater than 10 years but not more than 20 years.	*	*	*	*
(S)	Fixed-rate Agency Securities having a remaining maturity of greater than 20 years but not more than 30 years.	*	*	*	*
(T)
FHLMC Certificates. Mortgage participation certificates issued by FHLMC evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.
		*	*	*	*
(U)
FNMA Certificates. Mortgage-backed pass-through certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.
		*	*	*	*
(V)
GNMA Certificates. Mortgage-backed pass-through certificates issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.
		*	*	*	*

1-C-2

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (FITCH)
Valuation Percentage (Rating of Certificates)
(W)
Commercial Mortgage-Backed Securities. Floating rate commercial mortgage-backed securities rated AAA by two major rating agencies with a minimum par or face amount of $250 million (excluding securities issued under Rule 144A) (“Commercial Mortgage-Backed Securities”) having a remaining maturity of not more than 5 years.
		*	*	*	*
(X)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 5 years and not more than 10 years.	*	*	*	*
(Y)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 10 years.	*	*	*	*
(Z)	Commercial Paper. Commercial Paper with a rating of at least P-1 by Fitch and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.	*	*	*	*
(AA)	Other Items of Credit Support approved by the Rating Agencies to the extent any Certificates are rated.	*	*	*	*

* zero or such higher percentage in respect of which Fitch has delivered a ratings affirmation.

1-C-3

SCHEDULE 2A
MOODY’S INDEPENDENT AMOUNT (FIRST TRIGGER)

Certificates: BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-A Series
Highest Rating of Certificates: Classes A-IO, 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, and 2-A4, rated “Aaa” by Moody’s, and “AAA” by S&P, and “AAA” by Fitch.
Date Certificates will fall to $50,000,000 or below: Regular: Yes. Scheduled: N/A, Auction Call: none.
Last Scheduled Payment Date of Transactions: April 28, 2011
Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount when either (i) it is not the case that a Moody’s Ratings Event has occurred and is continuing, or (ii) less than 30 Local Business Days have elapsed since the last time it was not the case that a Moody’s Ratings Event had occurred and was continuing.

Weighted Average Life of Transaction in Years	Valuation Date (Daily)	Valuation Date (Weekly)
1 or less	0.15%	0.25%
More than 1 but not more than 2	0.30%	0.50%
More than 2 but not more than 3	0.40%	0.70%
More than 3 but not more than 4	0.60%	1.00%
More than 4 but not more than 5	0.70%	1.20%
More than 5 but not more than 6	0.80%	1.40%
More than 6 but not more than 7	1.00%	1.60%
More than 7 but not more than 8	1.10%	1.80%
More than 8 but not more than 9	1.20%	2.00%
More than 9 but not more than 10	1.30%	2.20%
More than 10 but not more than 11	1.40%	2.30%
More than 11 but not more than 12	1.50%	2.50%
More than 12 but not more than 13	1.60%	2.70%
More than 13 but not more than 14	1.70%	2.80%
More than 14 but not more than 15	1.80%	3.00%
More than 15 but not more than 16	1.90%	3.20%
More than 16 but not more than 17	2.00%	3.30%
More than 17 but not more than 18	2.00%	3.50%
More than 18 but not more than 19	2.00%	3.60%
More than 20 but not more than 21	2.00%	3.70%
More than 21 but not more than 22	2.00%	3.90%
More than 22	2.00%	4.00%

2A-1

SCHEDULE 2B
MOODY’S INDEPENDENT AMOUNT (SECOND TRIGGER)
(TRANSACTION SPECIFIC HEDGES)

Certificates: BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-A Series
Highest Rating of Certificates: Classes A-IO, 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, and 2-A4, rated “Aaa” by Moody’s, and “AAA” by S&P, and “AAA” by Fitch.
Date Certificates will fall to $50,000,000 or below: Regular: Yes. Scheduled: N/A, Auction Call: none.
Last Scheduled Payment Date of Transactions: April 28, 2011
Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount with respect to any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or that is an interest rate swap the notional amount of which is “balance guaranteed” or, for any Calculation Period, otherwise is not a specific dollar amount that is fixed at the inception of the Transaction (a “Transaction-Specific Hedge”) when a Moody’s Ratings Event has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time it was not the case that a Moody’s Ratings Event had occurred and was continuing.

Weighted Average Life of Transaction in Years	Valuation Date (Daily)	Valuation Date (Weekly)
1 or less	0.65%	0.75%
More than 1 but not more than 2	1.30%	1.50%
More than 2 but not more than 3	1.90%	2.20%
More than 3 but not more than 4	2.50%	2.90%
More than 4 but not more than 5	3.10%	3.60%
More than 5 but not more than 6	3.60%	4.20%
More than 6 but not more than 7	4.20%	4.80%
More than 7 but not more than 8	4.70%	5.40%
More than 8 but not more than 9	5.20%	6.00%
More than 9 but not more than 10	5.70%	6.60%
More than 10 but not more than 11	6.10%	7.00%
More than 11 but not more than 12	6.50%	7.50%
More than 12 but not more than 13	7.00%	8.00%
More than 13 but not more than 14	7.40%	8.50%
More than 14 but not more than 15	7.80%	9.00%
More than 15 but not more than 16	8.20%	9.50%
More than 16 but not more than 17	8.60%	9.90%
More than 17 but not more than 18	9.00%	10.40%
More than 18 but not more than 19	9.40%	10.80%
More than 20 but not more than 21	9.70%	11.00%
More than 21 but not more than 22	10.00%	11.00%
More than 22	10.00%	11.00%

2B-1

SCHEDULE 2C
MOODY’S INDEPENDENT AMOUNT (SECOND TRIGGER)
(NON-TRANSACTION SPECIFIC HEDGES)

Certificates: BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-A Series
Highest Rating of Certificates: Classes A-IO, 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, and 2-A4, rated “Aaa” by Moody’s, and “AAA” by S&P, and “AAA” by Fitch.
Date Certificates will fall to $50,000,000 or below: Regular: Yes. Scheduled: N/A, Auction Call: none.
Last Scheduled Payment Date of Transactions: April 28, 2011
Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount with respect to any Transaction that is not a Transaction-Specific Hedge when a Moody’s Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time it was not the case that a Moody’s Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any).

Weighted Average Life of Transaction in Years	Valuation Date (Daily)	Valuation Date (Weekly)
1 or less	0.50%	0.60%
More than 1 but not more than 2	1.00%	1.20%
More than 2 but not more than 3	1.50%	1.70%
More than 3 but not more than 4	1.90%	2.30%
More than 4 but not more than 5	2.40%	2.80%
More than 5 but not more than 6	2.80%	3.30%
More than 6 but not more than 7	3.20%	3.80%
More than 7 but not more than 8	3.60%	4.30%
More than 8 but not more than 9	4.00%	4.80%
More than 9 but not more than 10	4.40%	5.30%
More than 10 but not more than 11	4.70%	5.60%
More than 11 but not more than 12	5.00%	6.00%
More than 12 but not more than 13	5.40%	6.40%
More than 13 but not more than 14	5.70%	6.80%
More than 14 but not more than 15	6.00%	7.20%
More than 15 but not more than 16	6.30%	7.60%
More than 16 but not more than 17	6.60%	7.90%
More than 17 but not more than 18	6.90%	8.30%
More than 18 but not more than 19	7.20%	8.60%
More than 20 but not more than 21	7.50%	9.00%
More than 21 but not more than 22	7.80%	9.00%
More than 22	8.00%	9.00%

2C-1

SCHEDULE 3
S&P VOLATILITY BUFFER

Certificates: BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-A Series
Highest Rating of Certificates: Classes A-IO, 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, and 2-A4, rated “Aaa” by Moody’s, and “AAA” by S&P, and “AAA” by Fitch.
Date Certificates will fall to $50,000,000 or below: Regular: Yes. Scheduled: N/A, Auction Call: none.
Last Scheduled Payment Date of Transactions: April 28, 2011
Valuation Date (and Valuation Percentage column): Daily

The S&P Volatility Buffer will be determined using the following table:

S&P Volatility Buffer
Party A Rating*	Remaining Years to Maturity of Transaction
	(Up to 3 years)	(Up to 5 years)	(Up to 10 years)	(Up to 30 years)
If, on the related Valuation Date, the highest rated Certificates are rated “AA-” or higher by S&P, the S&P Volatility Buffer is:
A-2	2.75%	3.25%	4.00%	4.75%
A-3	3.25%	4.00%	5.00%	6.25%
BB+ or lower	3.50%	4.50%	6.75%	7.50%
If, on the related Valuation Date, the highest rated Certificates are rated “A” or “A+” by S&P, the S&P Volatility Buffer is:
BBB+/BBB	*	3.25%	4.00%	4.50%
A-2	*	3.25%	4.00%	4.50%
A-3/BBB-	*	3.50%	4.50%	6.00%
BB+ or lower	*	4.00%	5.25%	7.00%

* This rating shall be the higher of the rating by S&P on the related Valuation Date of the long-term debt and short-term debt of Party A or its guarantor or other Credit Support Provider.

3-1

SCHEDULE 4
FITCH VOLATILITY CUSHION

Certificates: BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-A Series
Highest Rating of Certificates: Classes A-IO, 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, and 2-A4, rated “Aaa” by Moody’s, and “AAA” by S&P, and “AAA” by Fitch.
Date Certificates will fall to $50,000,000 or below: Regular: Yes. Scheduled: N/A, Auction Call: none.
Last Scheduled Payment Date of Transactions: April 28, 2011
Valuation Date (and Valuation Percentage column): Daily

The Fitch Volatility Cushion will be determined using the following table:

Fitch Volatility Cushion (USD Interest Rate Swaps)
Remaining Years to Maturity of Transaction	Posting Frequency
	Daily	Weekly
If, on the related Valuation Date, the highest rated Certificates are rated “AA-” or higher by Fitch, the Fitch Volatility Cushion is:
1		0.8%
2		1.7%
3		2.5%
4		3.3%
5		4.0%
6		4.7%
7		5.3%
8		5.9%
9		6.5%
10		7.0%
11		7.5%
12		8.0%
13		8.5%
14		9.0%
> = 15		9.5%
If, on the related Valuation Date, the highest rated Certificates are rated “A+” or “A” by Fitch, the Fitch Volatility Cushion is:
1		0.6%
2		1.2%
3		1.8%
4		2.3%
5		2.8%
6		3.3%

4-1

7	3.8%
8	4.2%
9	4.6%
10	5.0%
11	5.3%
12	5.7%
13	6.0%
14	6.4%
> = 15	6.7%
If, on the related Valuation Date, the highest rated Certificates are rated “A-” or “BBB+” by Fitch, the Fitch Volatility Cushion is:
1	0.5%
2	1.0%
3	1.6%
4	2.0%
5	2.5%
6	2.9%
7	3.3%
8	3.6%
9	4.0%
10	4.3%
11	4.7%
12	5.0%
13	5.3%
14	5.6%
> = 15	5.9%

4-2